Joint Filer Information


Name:          The A R Williams Settlement

Address:       P O Box 190
               Anson Court
               La Route des Camps
               St Martins, Guernsey
               Channel Island GY1 3LS

Designated Filer:  Anthony R. Williams

Issuer & Ticker Symbol:  BAM! Entertainment, Inc. (BFUN)

Date of Events Requiring Statement: 05/24/04

Signature:  /s/ Illegible
            ----------------------------
Name:       MTR Betley
            ----------------------------
Title:      Director of Mercator Trustees Limited
            (formerly known as Breams Trustees Limited),
            Trustee of The A R Williams Settlement